EXHIBIT 23.1

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                             The Board of Directors
                                  Imatron Inc.

We consent to the use of our report dated April 6, 1998 relating to the consolidated balance sheet of Imatron Inc. and subsidiary as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended and the related financial statement schedule incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                /s/ KPMG Peat Marwick LLP
                                -------------------------
                                    KPMG Peat Marwick LLP

San Francisco, California
May 4, 1998


















                                       42